By-laws of Premier Bancorp, Inc.

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       Incorporated   by  reference  to  Exhibit  D  to  the   Company's   Proxy
       Statement/Prospectus included in the Company's Registration Statement No. 333-34243 on Form S-4, filed with the Securities and Exchange Commission on August 22, 1997, and as amended by Pre-Effective Amendment No. 1, filed with the Securities and Exchange Commission on September 9, 1997.